Exhibit 5.2

SOLICITORS AND INTERNATIONAL LAWYERS

12TH FLOOR GLOUCESTER TOWER  |  THE LANDMARK  |  15 QUEEN’S ROAD CENTRAL  |  HONG KONG

香港  |  中环 |  皇后大道中十五号 |  置地广场 |  告罗士打大厦十二楼

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PARTNERS
Matthew D. Bersani Lorna Xin Chen Peter C.M. Chen Colin Law	Kyungwon Lee Paul Strecker Shuang Zhao

April 27, 2012

Suntech Power Holdings Co., Ltd.

9 Xinhua Road

New District, Wuxi

Jiangsu Province 214028

People’s Republic of China

Suntech Power Holdings Co., Ltd.

Ladies and Gentlemen:

We have acted as United States counsel to Suntech Power Holdings Co., Ltd., an exempted company with limited liability under the laws of Cayman Islands (the “Company”), in connection with the preparation and filing by the Company of Post-Effective Amendment No. 1 to the automatic shelf registration statement on Form F-3 (File No. 333-159378) with the Securities and Exchange Commission on April 27, 2012 (such registration statement, as amended, including the documents incorporated by reference therein, the “Amended Registration Statement”) relating to the offering from time to time, pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of (i) ordinary shares, par value US$0.01 per share, of the Company (the “Ordinary Shares”); (ii) preferred shares of the Company (the “Preferred Shares” and, together with the Ordinary Shares, the “Equity Securities”); (iii) debt securities of the Company (the “Debt Securities”); and (iv) warrants to purchase Equity Securities (including American depositary shares representing the Ordinary Shares) and/or Debt Securities (the “Warrants”), in an aggregate indeterminate amount of the Securities (as defined below) having an aggregate public offering price of up to US$750,000,000.  The Equity Securities, Debt Securities and Warrants are collectively referred to as the “Securities.”  The Securities will be offered and issued pursuant to the prospectus contained in the Amended Registration Statement (the “Prospectus”), as supplemented by one or more

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supplements to the Prospectus.

The Debt Securities will be issued in one or more series pursuant to an indenture dated March 4, 2009 between the Company and Wilmington Trust Company, as trustee (the “Trustee”), as supplemented and amended from time to time (the “Indenture”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”).

In that connection, we have reviewed a copy of the Indenture (together with the Debt Securities, the Warrants and the Warrant Agreements, the “Opinion Documents”).

We have also reviewed the following:

(a)                                  The Amended Registration Statement.

(b)                                 The Prospectus.

(c)                                  Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Opinion Documents and other documents, we have assumed:

(a)                                  The genuineness of all signatures.

(b)                                 The authenticity of the originals of the documents submitted to us.

(c)                                  The conformity to authentic originals of any documents submitted to us as copies.

(d)                                 As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Company.

(e)                                  That each of the Opinion Documents is and will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f)                                    That:

(i)                                     The Company is and will be an entity duly organized and validly existing under the laws of the Cayman Islands.

(ii)                                  The Company has and will have power and authority (corporate or otherwise) to execute, deliver and perform, and has and will have duly authorized, executed and delivered (except to the extent Generally

Applicable Law is applicable to such execution and delivery), the Opinion Documents to which it is a party, and has taken and will duly take such further action as may be required in connection with the authorization and issuance of the applicable Securities.

(iii)                               The execution, delivery and performance by the Company of the Opinion Documents to which it is a party have been or will be duly authorized by all necessary action (corporate or otherwise) and do not and will not:

(A)                              contravene its certificate or articles of incorporation or equivalent thereof, bylaws or other organizational documents;

(B)                                except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(C)                                result in any conflict with or breach of any agreement or document binding on it.

(iv)                              Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.                                       The Debt Securities, when the final terms of the applicable Debt Securities have been duly established and approved by the board of directors of the Company (or a duly authorized committee thereof), when the applicable Debt

Securities have been duly executed, issued and delivered by the Company, and authenticated by the Trustee in accordance with the Indenture, and when the Company has received from the purchasers thereof such consideration for the applicable Debt Securities as the board of directors of the Company (or a duly authorized committee thereof) may determine, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

2.                                       The Warrants, when the applicable Warrant Agreement has been duly authorized, executed and delivered, when the final terms of the applicable Warrants have been duly established and authorized by the board of directors of the Company (or a duly authorized committee thereof), when the certificates representing such Warrants have been duly executed and delivered by the Company, countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement, and when the Company has received from the purchasers thereof such consideration for the applicable Warrants as the board of directors of the Company (or a duly authorized committee thereof) may determine, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Warrant Agreement.

Our opinions expressed above are subject to the following qualifications:

(a)                                  Our opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

(b)                                 Our opinions are subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)                                  Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the filing of the Amended Registration Statement with the Securities and Exchange Commission. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

We hereby consent to the use of this opinion as an exhibit to the Amended Registration Statement and to the use of our name where it appears in the Amended Registration Statement. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

Very truly yours,

/s/ Shearman & Sterling

SZ/GY/XD
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